EXHIBIT 4
                           SPECIMEN STOCK CERTIFICATE



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THESE SHARES ARE NOT REGISTERED AND ARE
THEREFORE
RESTRICTED UNDER THE SECURITIES ACT OF 1933.

                               RTG VENTURES, INC.
                              A FLORIDA CORPORATION

                              SPECIMEN CERTIFICATE

                 AUTHORIZED COMMON STOCK: 20,000,000,000 SHARES
                                PAR VALUE: $.001


         THIS CERTIFIES THAT

         is hereby issued                     fully paid and non-assessable
Shares of Common Stock of the above named Corporation transferrable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

         IN WITNESS WHEREOF, the said Corporation has authorized this Certificate to be signed by its duly authorized officers on .




-------------------------                         ---------------------------
Joseph Camillo, President                         Pamela Wilkinson, Secretary